Facebook Reports Third Quarter 2021 Results
Announces New Financial Reporting Segment Structure Beginning in Fourth Quarter 2021

MENLO PARK, Calif. – October 25, 2021 – Facebook, Inc. (Nasdaq: FB) today reported financial results for the quarter ended September 30, 2021.

"We made good progress this quarter and our community continues to grow," said Mark Zuckerberg, Facebook founder and CEO. "I'm excited about our roadmap, especially around creators, commerce, and helping to build the metaverse."

Third Quarter 2021 Financial Highlights

	Three Months Ended September 30,		Year-over-Year % Change
In millions, except percentages and per share amounts	2021	2020(1)
Revenue:
Advertising	$28,276	$21,221	33%
Other	734	249	195%
Total revenue	29,010	21,470	35%
Total costs and expenses	18,587	13,430	38%
Income from operations	$10,423	$8,040	30%
Operating margin	36%	37%
Provision for income taxes	$1,371	$287	378%
Effective tax rate	13%	4%
Net income	$9,194	$7,846	17%
Diluted earnings per share (EPS)	$3.22	$2.71	19%
____________________________________
(1) Our third quarter 2020 effective tax rate was 4%, which reflects a one-time income tax benefit of $913 million related to the effects of a tax election to capitalize and amortize certain research and development expenses for U.S. income tax purposes. Excluding this tax benefit, our effective tax rate would have been 11 percentage points higher and our diluted EPS would have been $0.31 lower.

Third Quarter 2021 Operational and Other Financial Highlights

•Facebook daily active users (DAUs) – DAUs were 1.93 billion on average for September 2021, an increase of 6% year-over-year.
•Facebook monthly active users (MAUs) – MAUs were 2.91 billion as of September 30, 2021, an increase of 6% year-over-year.
•Family daily active people (DAP) – DAP was 2.81 billion on average for September 2021, an increase of 11% year-over-year.
•Family monthly active people (MAP) – MAP was 3.58 billion as of September 30, 2021, an increase of 12% year-over-year.
•Capital expenditures – Capital expenditures, including principal payments on finance leases, were $4.54 billion for the third quarter of 2021.
•Share repurchases – We repurchased $14.37 billion of our Class A common stock in the third quarter and had $7.97 billion remaining on our prior share repurchase authorization as of September 30, 2021. We also announced today a $50 billion increase in our share repurchase authorization.
•Cash and cash equivalents and marketable securities – Cash and cash equivalents and marketable securities were $58.08 billion as of September 30, 2021.
•Headcount – Headcount was 68,177 as of September 30, 2021, an increase of 20% year-over-year.

CFO Outlook Commentary

Starting with our results for the fourth quarter of 2021, we plan to break out Facebook Reality Labs, or FRL, as a separate reporting segment. As we have discussed, we are dedicating significant resources toward our augmented and virtual reality products and services, which are an important part of our work to develop the next generation of online social experiences. The new segment disclosures will provide additional information on the performance of FRL and the investments we are making.

Under this reporting structure, we will provide revenue and operating profit for two segments: The first segment, Family of Apps, will include Facebook, Instagram, Messenger, WhatsApp and other services. The second segment, Facebook Reality Labs, will include augmented and virtual reality related hardware, software and content. We expect our investment in Facebook Reality Labs to reduce our overall operating profit in 2021 by approximately $10 billion. We are committed to bringing this long-term vision to life and we expect to increase our investments for the next several years.

Ahead of the fourth quarter earnings call, we will share additional details about the reporting format of our segmented financials.

We expect fourth quarter 2021 total revenue to be in a range of $31.5 billion to $34 billion. Our outlook reflects the significant uncertainty we face in the fourth quarter in light of continued headwinds from Apple's iOS 14 changes, and macroeconomic and COVID-related factors. In addition, we expect non-ads revenue to be down year-over-year in the fourth quarter as we lap the strong launch of Quest 2 during last year's holiday shopping season.

As previously noted, we also continue to monitor developments regarding the viability of transatlantic data transfers and their potential impact on our European operations.

We expect 2021 total expenses to be in the range of $70-71 billion, updated from our prior outlook of $70-73 billion. We anticipate our full-year 2022 total expenses will be in the range of $91-97 billion, driven by investments in technical and product talent and infrastructure-related costs.

We expect 2021 capital expenditures to be approximately $19 billion, updated from our prior estimate of $19-21 billion. For 2022, we expect capital expenditures to be in the range of $29-34 billion, driven by our investments in data centers, servers, network infrastructure, and office facilities.

We expect our fourth quarter 2021 tax rate to be in the high-teens. Absent any changes to U.S. tax law, we would expect our full-year tax rate in 2022 to be similar to the full-year 2021 rate.

Please note that our outlook for 2022 expenses, capital expenditures and tax rate are preliminary estimates as we have not finalized our 2022 budget.

New Financial Reporting Segment Structure

Beginning in the fourth quarter of 2021, we will implement a new financial reporting segment structure with the following two reportable segments:

•Family of Apps (FoA), which includes Facebook, Instagram, Messenger, WhatsApp and other services.
•Facebook Reality Labs (FRL), which includes augmented and virtual reality related consumer hardware, software and content.

Webcast and Conference Call Information
Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Facebook's earnings conference call can be accessed at investor.fb.com, along with the earnings press release, financial tables, and slide presentation. Facebook uses the investor.fb.com and about.fb.com/news/ websites as well as Mark Zuckerberg's Facebook Page (https://www.facebook.com/zuck) and Instagram account (https://www.instagram.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (402) 977-9140 or +1 (800) 633-8284, conference ID 21997795.

Transcripts of conference calls with publishing equity research analysts held today will also be posted to the investor.fb.com website.

About Facebook

Founded in 2004, Facebook's mission is to give people the power to build community and bring the world closer together. People use Facebook's apps and technologies to connect with friends and family, find communities and grow businesses.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Ryan Moore
press@fb.com / about.fb.com/news/

Forward-Looking Statements

This press release contains forward-looking statements regarding our future business plans and expectations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the impact of the COVID-19 pandemic on our business and financial results; our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on data signals and mobile operating systems, networks, and standards that we do not control; risks associated with new products and changes to existing products as well as other new business initiatives; our emphasis on community growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing privacy, safety, security, and content review efforts; competition; risks associated with government actions that could restrict access to our products or impair our ability to sell advertising in certain countries; litigation and government inquiries; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on July 29, 2021, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. In addition, please note that the date of this press release is October 25, 2021, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

We exclude the following items from our non-GAAP financial measures:

Foreign exchange effect on revenue. We translated revenue for the three and nine months ended September 30, 2021 using the prior year's monthly exchange rates for our settlement or billing currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.

Purchases of property and equipment; Principal payments on finance leases. We subtract both purchases of property and equipment and principal payments on finance leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we procure such property or equipment with a finance lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$29,010	$21,470	$84,258	$57,893
Costs and expenses:
Cost of revenue	5,771	4,194	16,301	11,482
Research and development	6,316	4,763	17,609	13,240
Marketing and sales	3,554	2,683	9,656	8,310
General and administrative	2,946	1,790	6,524	4,965
Total costs and expenses	18,587	13,430	50,090	37,997
Income from operations	10,423	8,040	34,168	19,896
Interest and other income, net	142	93	413	229
Income before provision for income taxes	10,565	8,133	34,581	20,125
Provision for income taxes	1,371	287	5,496	2,198
Net income	$9,194	$7,846	$29,085	$17,927
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$3.27	$2.75	$10.27	$6.29
Diluted	$3.22	$2.71	$10.11	$6.22
Weighted-average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,814	2,850	2,832	2,850
Diluted	2,859	2,891	2,876	2,883
Share-based compensation expense included in costs and expenses:
Cost of revenue	$147	$116	$428	$327
Research and development	1,849	1,297	5,224	3,557
Marketing and sales	218	180	631	516
General and administrative	165	129	474	352
Total share-based compensation expense	$2,379	$1,722	$6,757	$4,752

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$14,496	$17,576
Marketable securities	43,579	44,378
Accounts receivable, net of allowances of $110 and $114 as of September 30, 2021 and December 31, 2020, respectively	12,088	11,335
Prepaid expenses and other current assets	5,258	2,381
Total current assets	75,421	75,670
Equity investments	6,758	6,234
Property and equipment, net	53,726	45,633
Operating lease right-of-use assets, net	11,063	9,348
Intangible assets, net	365	623
Goodwill	19,065	19,050
Other assets	3,187	2,758
Total assets	$169,585	$159,316

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,195	$1,331
Partners payable	909	1,093
Operating lease liabilities, current	1,086	1,023
Accrued expenses and other current liabilities	13,158	11,152
Deferred revenue and deposits	464	382
Total current liabilities	17,812	14,981
Operating lease liabilities, non-current	11,554	9,631
Other liabilities	6,859	6,414
Total liabilities	36,225	31,026
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	54,334	50,018
Accumulated other comprehensive income (loss)	(207)	927
Retained earnings	79,233	77,345
Total stockholders' equity	133,360	128,290
Total liabilities and stockholders' equity	$169,585	$159,316

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash flows from operating activities
Net income	$9,194	$7,846	$29,085	$17,927
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,995	1,698	5,953	4,999
Share-based compensation	2,379	1,722	6,757	4,752
Deferred income taxes	(786)	(1,506)	(139)	(816)
Other	(73)	7	(161)	56
Changes in assets and liabilities:
Accounts receivable	(555)	(377)	(1,072)	1,547
Prepaid expenses and other current assets	(253)	264	(2,566)	(89)
Other assets	11	6	(184)	(8)
Accounts payable	694	139	560	39
Partners payable	(30)	58	(163)	(100)
Accrued expenses and other current liabilities	1,094	(258)	895	(3,273)
Deferred revenue and deposits	78	112	87	111
Other liabilities	343	117	527	(438)
Net cash provided by operating activities	14,091	9,828	39,579	24,707
Cash flows from investing activities
Purchases of property and equipment	(4,313)	(3,689)	(13,198)	(10,502)
Purchases of marketable securities	(7,786)	(14,130)	(24,314)	(28,193)
Sales of marketable securities	8,993	4,398	15,331	9,779
Maturities of marketable securities	2,991	2,857	9,318	10,725
Purchases of equity investments	(27)	(6,020)	(46)	(6,302)
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	(71)	(12)	(330)	(384)
Other investing activities	(117)	(3)	(160)	(9)
Net cash used in investing activities	(330)	(16,599)	(13,399)	(24,886)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(1,576)	(1,000)	(4,007)	(2,444)
Repurchases of Class A common stock	(13,457)	(1,725)	(24,476)	(4,343)
Principal payments on finance leases	(231)	(189)	(505)	(398)
Net change in overdraft in cash pooling entities	11	(8)	15	(24)
Other financing activities	—	10	(13)	124
Net cash used in financing activities	(15,253)	(2,912)	(28,986)	(7,085)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(215)	93	(344)	(36)
Net decrease in cash, cash equivalents, and restricted cash	(1,707)	(9,590)	(3,150)	(7,300)
Cash, cash equivalents, and restricted cash at beginning of the period	16,511	21,569	17,954	19,279
Cash, cash equivalents, and restricted cash at end of the period	$14,804	$11,979	$14,804	$11,979

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$14,496	$11,617	$14,496	$11,617
Restricted cash, included in prepaid expenses and other current assets	195	222	195	222
Restricted cash, included in other assets	113	140	113	140
Total cash, cash equivalents, and restricted cash	$14,804	$11,979	$14,804	$11,979

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Supplemental cash flow data
Cash paid for income taxes	$1,625	$1,872	$7,919	$3,122
Non-cash investing and financing activities:
Property and equipment in accounts payable and accrued expenses and other current liabilities	$2,635	$2,137	$2,635	$2,137
Acquisition of businesses in accrued expenses and other current liabilities and other liabilities	$73	$118	$73	$118
Other current assets through financing arrangement in accrued expenses and other current liabilities	$491	$—	$491	$—
Repurchases of Class A common stock in accrued expenses and other current liabilities	$1,223	$55	$1,223	$55

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP revenue	$29,010	$21,470	$84,258	$57,893
Foreign exchange effect on 2021 revenue using 2020 rates	(259)		(1,947)
Revenue excluding foreign exchange effect	$28,751		$82,311
GAAP revenue year-over-year change %	35%		46%
Revenue excluding foreign exchange effect year-over-year change %	34%		42%
GAAP advertising revenue	$28,276	$21,221	$82,294	$56,981
Foreign exchange effect on 2021 advertising revenue using 2020 rates	(256)		(1,926)
Advertising revenue excluding foreign exchange effect	$28,020		$80,368
GAAP advertising revenue year-over-year change %	33%		44%
Advertising revenue excluding foreign exchange effect year-over-year change %	32%		41%

Net cash provided by operating activities	$14,091	$9,828	$39,579	$24,707
Purchases of property and equipment	(4,313)	(3,689)	(13,198)	(10,502)
Principal payments on finance leases	(231)	(189)	(505)	(398)
Free cash flow(1)	$9,547	$5,950	$25,876	$13,807
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(1) Free cash flow in the nine months ended September 30, 2020 reflects the $5.0 billion FTC settlement that was paid in April 2020.